Exhibit 99.1

SUBSCRIPTION AGREEMENT

Schofield Mines Limited
#201 - 6319 178th Street
Edmonton, Alberta
Canada T5T 2J9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of Schofield Mines Limited (the "company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Andrei Stytsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stytsenko.

MAKE CHECK PAYABLE TO: Schofield Mines Limited

If payment is by bank wire, please send to:

Bank of Montreal
595 Burrard Street
Vancouver, British Columbia
Canada V7X 1L7
OMITTED
Institution No.
Transit No.
Account No.
SWIFT Code:

Beneficiary:	Schofield Mines Limited

Executed this ___ day of ________________, 2006.

_______________________________________	_______________________________________
Signature of Purchaser
_______________________________________

_______________________________________
Address of Purchaser

_______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Schofield Mines Limited

By:	_______________________________

Title:	_______________________________